Exhibit 99.1

ABM INDUSTRIES ANNOUNCES RESULTS FOR

FIRST QUARTER FISCAL 2017

Revenue Increase of 4.6% to $1.3 billion; Organic Growth of 3.6%

GAAP Continuing EPS of $0.28; Adjusted Continuing EPS of $0.38

Declaration of 204th Consecutive Quarterly Dividend

New York, NY - March 7, 2017 - ABM (NYSE: ABM), a leading provider of facility solutions, today announced financial results for the first quarter of fiscal 2017.

	Three Months Ended January 31,		Increase/ (Decrease)
(in millions, except per share amounts) (unaudited)	2017	2016

Revenues	$1,326.7	$1,268.4	4.6%

Operating profit	$23.8	$13.6	74.9%

Income from continuing operations	$16.1	$13.6	17.7%
Income from continuing operations per diluted share	$0.28	$0.24	16.7%

Adjusted income from continuing operations	$21.5	$21.6	(0.6) %
Adjusted income from continuing operations per diluted share	$0.38	$0.38	—%

Net (loss) income	$(56.8)	$14.0	NM*
Net (loss) income per diluted share	$(1.00)	$0.24	NM*

Net cash used in operating activities of continuing operations	$(9.7)	$(6.6)	47.0%

Adjusted EBITDA	$48.1	$43.7	10.3%
Adjusted EBITDA margin	3.6%	3.4%	20	bps

*Not meaningful

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA” defined as earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability, "Adjusted EBITDA margin", “Adjusted income from continuing operations,” and “Adjusted income from continuing operations per diluted share”. These adjustments have been made with the intent of providing financial measures that give management and investors a more representative understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Unless otherwise noted, all references to years are to our fiscal year, which ends on October 31.

First Quarter Performance

For the first quarter of fiscal 2017, revenues of approximately $1.3 billion increased 4.6% and organic revenue increased 3.6%, compared to the first quarter of fiscal 2016. This performance was driven primarily by growth stemming from the Company's Aviation segment due to new business expansions with existing clients, and higher Work Order (tag) sales. Organic growth within the Business & Industry

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segment also contributed to the Company's total revenue growth. In addition, acquisitions provided $12.2 million of incremental revenues during the quarter primarily related to the higher margin Technical Solutions segment.

On a GAAP basis, income from continuing operations was $16.1 million, or $0.28 per diluted share, compared to income from continuing operations of $13.6 million, or $0.24 per diluted share last year, which included the benefit to income taxes of the retroactive reinstatement of the calendar 2015 Work Opportunity Tax Credit (WOTC). The increase in income from continuing operations versus last year primarily reflects higher revenue contribution, the impact of 2020 Vision savings initiatives, and lower items impacting comparability primarily related to the reimbursement of previously expensed fees associated with a concluded F.C.P.A. investigation. These factors offset one additional working day during this quarter.

Adjusted income from continuing operations for the first quarter of 2017 was $21.5 million, or $0.38 per diluted share, compared to $21.6 million, or $0.38 per diluted share for the first quarter of fiscal 2016. A full description of items impacting comparability which led to the Company's adjusted income from continuing operations can be found in the "Reconciliations of Non-GAAP Financial Measures" table.

Total net loss for the first quarter of 2017 was $56.8 million, or $1.00 per diluted share, compared to net income of $14.0 million, or $0.24 per diluted share last year. The net loss for the first quarter of 2017 reflects a net loss $72.9 million from discontinued operations predominantly due to the Augustus et. al. v. ABM Security Services, Inc. class action litigation related to the Company's divested Security business.

Adjusted EBITDA for the quarter was $48.1 million compared to $43.7 million in the first quarter of fiscal 2016. The increase versus last year is primarily attributable to higher revenue contribution and savings related to the Company's 2020 Vision initiatives. Adjusted EBITDA margin for the quarter was 3.6% versus 3.4% last year.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "Our strong performance during the first quarter is yet another proof point of our organization's continuous execution despite the many transformative changes we have experienced over the past year. We believe our new 2020 Vision operating structure has now set a foundation upon which we can build as we navigate the next phase of our strategy. We continue to believe that the many changes associated with our strategic transformation will lead to steady margin progression throughout this fiscal year and beyond."

Operating Results

For the first quarter of fiscal 2017, revenues increased by $58.3 million, or 4.6%, compared to the first quarter of fiscal 2016. The increase in revenues was attributable to organic growth in the Aviation segment's domestic operations as a result of higher passenger services, cabin cleaning, parking and facilities services revenue. Organic revenue growth within the Business & Industry segment as a result of job expansions with existing clients also contributed to the Company's total revenue growth for the quarter. In addition, acquisitions provided $12.2 million of incremental revenues during the quarter primarily reflected in the Technical Solutions.

Operating profit for the quarter was $23.8 million compared to $13.6 million in the first quarter of fiscal 2016. The increase versus last year is primarily attributable to higher revenue contribution, procurement, organizational savings stemming from the Company's 2020 Vision initiatives which were initiated in fiscal

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2016, and the aforementioned lower items impacting comparability. This increase was partially offset by one additional working day during the quarter.

Liquidity & Capital Structure

The Company ended the quarter with total debt, including standby letters of credit, of $443.9 million. Total debt to proforma adjusted EBITDA was approximately 2.5x.

During the quarter, the Company repurchased approximately 0.2 million shares of common stock for $7.9 million. As of January 31, 2017, the Company had $134.1 million of remaining buyback availability under the $200.0 million share repurchase program.

In addition, the Company paid a quarterly cash dividend of $0.170 per common share for a total distribution of $9.4 million.

Due to the pending settlement agreement related to the Augustus case, the Company is currently reevaluating the timing of share repurchase execution. The Company does not anticipate a long term impact to its overall liquidity as a result of this pending settlement agreement.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors has declared a cash dividend of $0.170 per common share for the second quarter of fiscal 2017 payable on May 1, 2017 to shareholders of record on April 6, 2017. This will be the Company's 204th consecutive quarterly cash dividend.

Guidance

The Company continues to expect GAAP income from continuing operations of $1.40 to $1.50 per diluted share, or adjusted income from continuing operations of $1.80 to $1.90 per diluted share for the 2017 fiscal year. With the exception of the 2017 Work Opportunity Tax Credits and the benefit from the adoption of ASU 2016-09, the guidance does not include any additional, potential benefits associated with certain other discrete tax items and other unrecognized tax benefits.

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Wednesday, March 8, 2017 at 8:30 AM (ET). The live conference call can be accessed via audio webcast under the "Events & Presentations" section of the Company's Investor Relations website, located at investor.abm.com, or by dialing (877) 664-7395 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through March 15, 2017 and can be accessed by dialing (855) 859-2056 and then entering ID #77517060.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $5.1 billion and over 100,000 employees in 300+ offices throughout the United States and various international locations. ABM’s comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking,

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provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements. In this context, ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: (1) changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative; (2) unfavorable developments in our class and representative actions and other lawsuits alleging various claims; (3) increases in estimates of ultimate insurance losses; (4) challenges implementing our risk management and safety programs; (5) uncertainty in future cash flows, increases in the level of our borrowings, or inability to repurchase shares at anticipated levels; (6) challenges preserving long-term client relationships, passing through costs to clients, responding to competitive pressures, and retaining qualified personnel; (7) challenges in identifying, acquiring, and integrating businesses; (8) unexpected tax liabilities or changes in tax laws; (9) changes in energy prices or energy regulations; (10) deterioration of general economic conditions and reductions in commercial office building occupancy; (11) impairment of goodwill and long-lived assets; (12) changes in immigration laws or enforcement actions or investigations under such laws; (13) significant delays or reductions in appropriations for our government contracts; (14) failure of our joint venture partners to perform their obligations; (15) inability to complete the sale of our Government Services business in a timely manner or within the price range we have assumed, or at all; (16) losses or other incidents at facilities in which we operate; (17) difficulty responding to cyber-security risks and business interruptions; (18) liabilities associated with participation in multiemployer pension plans; (19) actions of activist investors; and (20) weather conditions, catastrophic events, disasters, operations in areas of military conflict, and terrorist attacks. The list of factors above is illustrative and by no means exhaustive. Additional information regarding these and other risks and uncertainties we face is contained in our Annual Report on Form 10-K for the year ended October 31, 2016 and in other reports we file from time to time with the Securities and Exchange Commission (including all amendments to those reports). We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward- looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations and income from continuing operations per diluted share as adjusted for items impacting comparability, for the first quarter of fiscal years 2017 and 2016. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s operational performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the first quarter of fiscal years 2017 and 2016. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:

Investor & Media Relations:	Susie A. Choi
(212) 297-9721
susie.choi@abm.com

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Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended January 31,
(in millions, except per share amounts)	2017	2016	Increase / (Decrease)
Revenues	$1,326.7	$1,268.4	4.6%
Expenses
Operating	1,195.1	1,141.3	4.7%
Selling, general and administrative	97.3	99.9	(2.7)%
Restructuring and related	5.0	7.2	(30.6)%
Amortization of intangible assets	5.5	6.4	(13.5)%
Total expenses	1,302.9	1,254.8	3.8%
Operating profit	23.8	13.6	74.9%
Income from unconsolidated affiliates, net	1.4	2.4	(42.2)%
Interest expense	(3.2)	(2.7)	(20.4)%
Income from continuing operations before income taxes	22.0	13.3	64.9%
Income tax (provision) benefit	(5.9)	0.3	NM*
Income from continuing operations	16.1	13.6	17.7%
Net (loss) income from discontinued operations	(72.9)	0.4	NM*
Net (loss) income	$(56.8)	$14.0	NM*
Net (loss) income per common share — basic
Income from continuing operations	$0.29	$0.24	20.8%
(Loss) income from discontinued operations	(1.30)	0.01	NM*
Net (loss) income	$(1.01)	$0.25	NM*
Net (loss) income per common share — diluted
Income from continuing operations	$0.28	$0.24	16.7%
Loss from discontinued operations	(1.28)	—	(100.0)%
Net (loss) income	$(1.00)	$0.24	NM*
Weighted-average common and common equivalent shares outstanding
Basic	56.0	56.6
Diluted	56.6	57.1
Dividends declared per common share	$0.170	$0.165

*Not meaningful

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended January 31,
(in millions)	2017	2016
Net cash used in operating activities of continuing operations	$(9.7)	$(6.6)
Net cash used in operating activities of discontinued operations	(1.4)	(23.2)
Net cash used in operating activities	$(11.1)	$(29.8)
Purchase of businesses, net of cash acquired	$(18.6)	$(81.0)
Other	(10.5)	(6.6)
Net cash used in investing activities	$(29.1)	$(87.6)
(Taxes withheld) and proceeds from issuance of share-based compensation awards, net	$(1.0)	$(1.4)
Incremental tax benefit from share-based compensation awards	—	0.5
Repurchases of common stock	(7.9)	(11.3)
Dividends paid	(9.4)	(9.2)
Deferred financing costs paid	—	(0.1)
Borrowings from line of credit	207.4	299.6
Repayment of borrowings from line of credit	(169.7)	(170.9)
Changes in book cash overdrafts	5.1	8.0
Financing of energy savings performance contracts	2.6	4.5
Repayment of capital lease obligations	(0.1)	(0.3)
Net cash provided by financing activities	$27.0	$119.4
Effect of exchange rate changes on cash and cash equivalents	0.5	(1.6)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	January 31, 2017	October 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$42.6	$56.0
Trade accounts receivable, net of allowances	855.9	795.6
Prepaid expenses	78.4	68.0
Other current assets	29.3	30.0
Assets held for sale	53.3	44.1
Total current assets	1,059.5	993.7
Other investments	18.4	17.4
Property, plant and equipment, net of accumulated depreciation	87.5	81.8
Other intangible assets, net of accumulated amortization	104.4	103.8
Goodwill	924.7	912.8
Deferred income tax asset, net	76.7	37.4
Other noncurrent assets	140.7	134.3
Total assets	$2,411.9	$2,281.2
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$187.3	$174.3
Accrued compensation	127.1	130.7
Accrued taxes—other than income	52.1	40.6
Insurance claims	92.9	92.2
Income taxes payable	0.5	6.3
Other accrued liabilities	264.6	135.9
Liabilities held for sale	16.8	19.2
Total current liabilities	741.3	599.2
Noncurrent income taxes payable	33.8	33.4
Line of credit	306.0	268.3
Deferred income tax liability, net	3.4	3.5
Noncurrent insurance claims	339.3	331.6
Other noncurrent liabilities	80.7	71.2
Total liabilities	1,504.5	1,307.2
Total stockholders' equity	907.4	974.0
Total liabilities and stockholders’ equity	$2,411.9	$2,281.2

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended January 31,		Increase/ (Decrease)
(in millions)	2017	2016
Revenues
Business & Industry	$755.0	$743.6	1.5%
Aviation	232.0	203.9	13.8%
Emerging Industries Group	200.6	199.1	0.8%
Technical Solutions	107.7	93.4	15.3%
Government Services	31.4	28.5	10.0%
Total revenues	$1,326.7	$1,268.4	4.6%
Operating profit
Business & Industry	$32.4	$28.5	13.8%
Aviation	5.4	3.9	38.8%
Emerging Industries Group	12.4	14.9	(16.9)%
Technical Solutions	8.2	4.1	NM*
Government Services	1.9	0.2	NM*
Corporate	(34.6)	(35.2)	1.6%
Adjustment for income from unconsolidated affiliates, net, included in Aviation and Government Services	(1.3)	(2.5)	(48.8)%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(0.5)	(0.3)	NM*
Total operating profit	23.8	13.6	74.9%
Income from unconsolidated affiliates, net	1.4	2.4	(42.2)%
Interest expense	(3.2)	(2.7)	(20.4)%
Income from continuing operations before income taxes	22.0	13.3	64.9%
Income tax (provision) benefit	(5.9)	0.3	NM*
Income from continuing operations	16.1	13.6	17.7%
Net (loss) income from discontinued operations	(72.9)	0.4	NM*
Net (loss) income	$(56.8)	$14.0	NM*

*Not meaningful

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(in millions, except per share amounts)	Three Months Ended January 31,
	2017	2016
Reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations
Income from continuing operations	$16.1	$13.6
Items impacting comparability(a)
Prior year self-insurance adjustment(b)	5.0	6.0
U.S. Foreign Corrupt Practices Act investigation(c)	(3.2)	—
Restructuring and related(d)	5.0	7.1
Acquisition costs	0.5	0.9
Litigation and other settlements	1.9	(0.4)
Total items impacting comparability	9.2	13.6
Income tax benefit(e)	(3.8)	(5.6)
Items impacting comparability, net of taxes	5.4	8.0
Adjusted income from continuing operations	$21.5	$21.6

	Three Months Ended January 31,
	2017	2016
Reconciliation of Net (Loss) Income to Adjusted EBITDA
Net (loss) income	$(56.8)	$14.0
Items impacting comparability	9.2	13.6
Net loss (income) from discontinued operations	72.9	(0.4)
Income tax provision (benefit)	5.9	(0.3)
Interest income from energy efficient government buildings(f)	(0.3)	(0.3)
Interest expense	3.2	2.7
Depreciation and amortization	14.0	14.4
Adjusted EBITDA	$48.1	$43.7

	Three Months Ended January 31,
	2017	2016
Reconciliation of Income from Continuing Operations per Diluted Share to Adjusted Income from Continuing Operations per Diluted Share
Income from continuing operations per diluted share	$0.28	$0.24
Items impacting comparability, net of taxes	0.10	0.14
Adjusted income from continuing operations per diluted share	$0.38	$0.38
Diluted shares	56.6	57.1

(a) The Company adjusts income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management's views of the underlying operational results and trends of the Company.

(b) Represents adjustments to our self-insurance reserve for general liability, workers’ compensation and automobile claims related to prior period accident years. Management believes these prior period reserve changes do not illustrate the performance of the Company’s normal ongoing operations given the current year's insurance expense is estimated by management in conjunction with the Company's outside actuary to take into consideration past history and current costs and regulatory trends. Once the Company develops its best estimate of insurance expense premiums for the year, the Company fully allocates such costs out to the business leaders to hold them accountable for the current year costs within operations. However, since these prior period reserve changes relate to claims that could date back many years, current management has limited ability  to influence the ultimate development of the prior year changes. Accordingly, including the prior period reserve changes in the Company's current operational results would not depict how the the business is run as the Company holds its management accountable for the current year’s operational performance. The Company believes this is the most meaningful presentation for its investors and analysts to evaluate performance.

(c) Represents reimbursement of previously expensed legal and other costs incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.

(d) Represents costs for 2020 Vision Transformation Initiative, net of the reversal of certain share-based compensation costs.

(e) Tax impact is calculated using the federal and state statutory rate of 41.5%.

(f) Adjusted EBITDA does not include interest income for certain long term energy contracts, in which case a gross up of both interest income and interest expense is being recorded.

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

2017 GUIDANCE

	Year Ended October 31, 2017
	Low Estimate	High Estimate
Reconciliation of Estimated Income from Continuing Operations per Diluted Share to Estimated Adjusted Income from Continuing Operations per Diluted Share
Income from continuing operations per diluted share(a)	$1.40	$1.50
Adjustments(b)	0.40	0.40
Adjusted income from continuing operations per diluted share(a)	$1.80	$1.90

(a) With the exception of the 2017 Work Opportunity Tax Credits and the benefit from the adoption of ASU 2016-09, this guidance does not include any potential benefits associated with certain other discrete tax items and other unrecognized tax benefits.

(b) Adjustments include costs associated with the strategic review and realignment, legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.

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